UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

FIRSTFED FINANCIAL CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

FIRSTFED FINANCIAL CORP.

12555 West Jefferson Boulevard

Los Angeles, California 90066

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on September 30, 2009

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of FirstFed Financial Corp. will be held at its Corporate Headquarters, located at 12555 West Jefferson Boulevard, Los Angeles, California 90066, on September 30, 2009 at 10:00 a.m., local time, for the following purposes:

(1)	To approve an amendment to our restated certificate of incorporation to increase the number of authorized shares of our common stock from 100,000,000 to 5,000,000,000 (the “Authorized Share Increase”);

(2)	To approve an amendment to our restated certificate of incorporation to (i) effect a reverse stock split of our common stock by a ratio of not less than one-for-ten and not more than one-for-seventy at any time prior to August 31, 2010, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion, and (ii) reduce the number of authorized shares of our common stock by the reverse stock split ratio determined by the Board of Directors (the “Reverse Stock Split”); and

(3)	To approve an adjournment of the special meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the meeting, in person or by proxy, to approve the amendments to our restated certificate of incorporation to effect the Authorized Share Increase and the Reverse Stock Split.

Your Board of Directors urges stockholders to vote FOR Items 1, 2 and 3.

These items of business are more fully described in the Proxy Statement accompanying this notice. Only stockholders of record at the close of business on August 26, 2009 are entitled to vote at the special meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on September 30, 2009: This Notice of Special Meeting of Stockholders and the accompanying Proxy Statement (including a sample proxy card) may be accessed free of charge from the Internet at www.firstfedca.com/2009specialmeetingproxy.

If you receive more than one proxy in separate mailings, your shares are registered differently in more than one account. All proxy cards received by you should be signed and mailed to ensure that all of your shares are voted.

By Order of the Board of Directors

/s/ Vikas Arora
Vikas Arora, Corporate Secretary

Los Angeles, California

August 28, 2009

IMPORTANT INFORMATION

Whether or not you expect to attend the special meeting in person, we urge you to vote your shares via the Internet, by telephone, or by signing, dating and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the special meeting and will save us the expense of additional solicitation. Sending in your proxy will not prevent you from voting your shares in person at the special meeting if you desire to do so. You may revoke your proxy at any time before it is exercised by giving written notice of revocation to our Corporate Secretary, by executing and delivering a later-dated proxy (either in writing, telephonically or via the Internet) or by attending the special meeting and voting in person. If your shares are held in the name of a brokerage firm or nominee, you will need additional documentation from your record holder in order to vote personally at the special meeting.

FIRSTFED FINANCIAL CORP.

12555 West Jefferson Boulevard

Los Angeles, California 90066

PROXY STATEMENT

For the Special Meeting of Stockholders

To Be Held on September 30, 2009

INFORMATION RELATING TO VOTING AT THE SPECIAL MEETING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of FirstFed Financial Corp. for use at our special meeting of stockholders to be held on September 30, 2009, and at any adjournment or postponement thereof. The approximate date of mailing of the notice, proxy statement and form of proxy for the meeting is August 31, 2009.

At the special meeting, stockholders will be asked to consider and vote to:

1.	Approve an amendment to our restated certificate of incorporation to increase the number of authorized shares of our common stock from 100,000,000 to 5,000,000,000 (the “Authorized Share Increase”);

2.	Approve an amendment to our restated certificate of incorporation to (i) effect a reverse stock split of our common stock by a ratio of not less than one-for-ten and not more than one-for-seventy at any time prior to August 31, 2010, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion, and (ii) reduce the number of authorized shares of our common stock by the reverse stock split ratio determined by the Board of Directors (the “Reverse Stock Split”); and

3.	Approve an adjournment of the special meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the meeting, in person or by proxy, to approve the amendments to our restated certificate of incorporation to effect the Authorized Share Increase and the Reverse Stock Split (the “Authorization to Adjourn the Special Meeting”).

The Board of Directors unanimously recommends that you vote “FOR” the Authorized Share Increase, the Reverse Stock Split and the Authorization to Adjourn the Special Meeting.

Only those stockholders of record at the close of business on August 26, 2009 will be entitled to vote at the special meeting. We had a total of 13,684,553 shares of common stock outstanding on that date. Stockholders will be entitled to one vote for each share of common stock held by them of record at the close of business on the record date on any matter that may be presented for consideration and action by the stockholders at the special meeting. The presence, in person or by proxy, of the holders of a majority of the shares of common stock entitled to vote at the special meeting is necessary to constitute a quorum at the special meeting. Approval of the Authorized Share Increase and the Reverse Stock Split will require the affirmative vote of a majority of the shares of common stock outstanding on the record date;

approval of the Authorization to Adjourn the Special Meeting will require the affirmative vote of a majority of the shares of common stock represented and entitled to vote at the special meeting.

Whether you hold shares in your own name, in street name, or through the First Federal Bank of California Employee Stock Ownership Plan (“ESOP”), you may direct your vote without attending the special meeting. If you are a stockholder of record or hold shares through the ESOP, you may vote by granting a proxy, as follows:

•

By Internet or Telephone — You may submit your proxy by following the instructions on the proxy card. Stockholders of record who are also participants in the ESOP will receive two proxy cards. If you vote using the Internet or telephone, you do not need to return your proxy card (or cards, if you are both a stockholder of record and a participant in the ESOP). We have designed telephone and Internet voting procedures that authenticate your identity as a stockholder, allow you to give your voting instructions and confirm that your instructions have been properly recorded. The deadline for telephone and Internet voting is 11:59 p.m., Eastern Time, on September 29, 2009.

•

By Mail — You may vote by mail by signing and dating your proxy card (or cards, if you are both a stockholder of record and a participant in the ESOP) and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

For shares held in street name, you should follow the voting directions that your broker or nominee provides. You can complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet. If you provide specific voting instructions, your broker or nominee will vote your shares as you direct.

If you choose to vote at the special meeting, and:

•	you are a registered stockholder of record or hold shares in the ESOP, you should bring the enclosed proxy card and proof of identity; or

•	you hold your shares in street name, you must obtain and bring a broker representation letter in your name from your bank, broker or other holder of record and proof of identity.

Even if you plan to attend the special meeting, we encourage you to vote in advance of the special meeting by telephone, Internet or mail so your vote will be counted if you later decide not to attend the meeting. You may revoke your proxy at any time before it is exercised by giving written notice of revocation to our Corporate Secretary, by executing and delivering a later-dated proxy (either in writing, telephonically or via the Internet) or by attending the special meeting and voting in person.

All valid proxies received in response to this solicitation will be voted in accordance with the instructions indicated by the stockholders giving the proxies. If proxies are received with no contrary instructions given, they will be voted in favor each of the proposals described herein.

Abstentions and broker non-votes are counted for purposes of determining whether a quorum of stockholders is present at the special meeting but are not considered as having voted on the outcome of a vote. As a result, abstentions and broker non-votes will have the same effect as a vote “against” the proposals to approve the Authorized Share Increase and the Reverse Stock Split, but will have no effect on the outcome of the proposal to approve the Authorization to Adjourn the Special Meeting.

“Broker non-votes” result when stockholders hold their shares in street name and do not provide voting instructions to their broker or other nominee. Those shares will not be voted on any proposal on which the broker or other nominee does not have discretionary authority to vote under applicable rules. We expect that brokers and other nominees will be allowed under the rules of the New York Stock Exchange to exercise discretionary authority with respect to each of the proposals for beneficial owners who have not provided voting instructions.

The Board of Directors does not know of any other business to be presented for action at the special meeting. If any other business is properly presented at the special meeting and may properly be voted upon, the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the proxy holders named in such proxies.

To the extent necessary, proxies may be solicited by our directors, officers and other employees in person, by telephone, or through other forms of communication. Our personnel who participate in this solicitation will not receive any additional compensation for such solicitation. We will request record holders of shares beneficially owned by others to forward this proxy statement and related materials to the beneficial owners of the shares and will reimburse those record holders for their reasonable out-of-pocket expenses incurred in doing so. We have retained the services of D.F. King & Co., Inc., 48 Wall Street, New York, New York, to assist us with soliciting proxies for this meeting for $7,500 (plus out-of-pocket expenses).

PROPOSAL 1

AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO

INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

FROM 100,000,000 TO 5,000,000,000

The Board of Directors has adopted resolutions (1) declaring that an amendment to our restated certificate of incorporation to increase the number of authorized shares of our common stock from 100,000,000 to 5,000,000,000 was advisable, and (2) directing that a proposal to approve the Authorized Share Increase be submitted to the holders of our common stock for their approval at the special meeting.

The form of the proposed amendment to our restated certificate of incorporation to effect the Authorized Share Increase is attached to this proxy statement as Annex A.

Background and Reasons for the Authorized Share Increase

Our restated certificate of incorporation currently authorizes the issuance of up to 105,000,000 shares, consisting of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of August 26, 2009, we had 13,684,553 shares of common stock outstanding, with approximately 4,172,358 shares reserved for issuance under our equity incentive plans. In addition, we have reserved 250,000 shares of preferred stock for issuance in connection with our stockholders rights plan. As a result, we had 82,143,089 shares of common stock and 4,750,000 shares of preferred stock unreserved and available for future issuance as of August 26, 2009.

We and our wholly-owned subsidiary, First Federal Bank of California, a federal savings bank (the “Bank”), are each currently operating under an Order to Cease and Desist issued by our primary federal regulator, the Office of Thrift Supervision (the “OTS”). Among other things, these Orders to Cease and Desist require that the Bank meet and thereafter maintain a minimum Tier 1 Core Capital ratio of 7% and a minimum Total Risk-Based Capital ratio of 14% by September 30, 2009. At June 30, 2009, the Bank’s Tier 1 Core Capital and Total Risk-Based Capital ratios were 4.79% and 9.63%, respectively, down from 5.35% and 11.26%, respectively, at December 31, 2008. If the Bank fails to meet or maintain the foregoing capital ratios, the Orders require that the Bank submit to the OTS a contingency plan to accomplish either a merger with or acquisition by another federally insured institution or holding company thereof, or a voluntary liquidation of the Bank.

While we have no definitive plans, undertakings, arrangements or agreements for issuing additional shares of common stock or preferred stock, we are currently evaluating alternatives to raise the required additional capital necessary to satisfy the minimum regulatory capital requirements established pursuant to the Orders. Among the alternatives under consideration are offerings of common stock and/or offerings of preferred stock. The increase in the number of authorized shares of our common stock will provide us with additional flexibility in our capital raising efforts, taking into account the desired amount of additional capital, the current price of our common stock and recent fluctuations in our stock price. This increase would also avoid the possible delay and expense of holding a special meeting of stockholders at a later date.

In addition to providing the shares necessary for a common stock or convertible preferred stock offering, we may also use the additional shares of common stock in connection with certain merger and acquisition opportunities, the issuance of shares under current or future equity incentive plans for our directors, officers and employees, the issuance of stock dividends or stock splits, and other corporate purposes.

Although an increase in the authorized shares of our common stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction resulting in our acquisition by another company), the proposed increase in authorized shares of common stock is not in response to any effort by any person or group to accumulate our common stock or to obtain control of us by any means. In addition, the proposal is not part of any plan by our Board of Directors to recommend or implement a series of anti-takeover measures.

Procedure for Implementing the Authorized Share Increase

The Authorized Share Increase, if approved by our stockholders, would become effective upon the filing of a certificate of amendment to our restated certificate of incorporation with the Secretary of State of the State of Delaware. If the Authorized Share Increase is approved by our stockholders, we expect to file the certificate of amendment effecting the Authorized Share Increase promptly after receipt of such approval and in any event prior to filing a certificate of amendment effecting the Reverse Stock Split (and related share decrease) discussed below in “Proposal 2—Amendment to Restated Certificate of Incorporation to Effect a Reverse Stock Split of Common Stock.”

Authority of the Board of Directors to Issue Additional Shares of Common Stock

If this amendment is approved and we are authorized to issue additional shares of common stock, the Board of Directors will determine whether, when, and on what terms to issue the additional shares of common stock without further action by our stockholders, unless stockholder approval is required by applicable law or securities exchange listing requirements in connection with a particular transaction.

Dilution to Existing Stockholders

Our stockholders do not have preemptive rights. Therefore, if we decide to issue additional shares of common stock, we would have the discretion to determine to whom we offer these additional shares and would not be obligated to first offer these shares to our existing stockholders. Except for a stock split or stock dividend, issuances of common shares will dilute the voting power and ownership of our existing stockholders and will dilute earnings or loss per share of common stock. Depending on the price at which the shares are issued, an issuance may reduce the per share book value of our common stock.

No Appraisal Rights

Under Delaware law and our restated certificate of incorporation, holders of our common stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Authorized Share Increase.

Vote Required to Approve the Amendment and Recommendation

Under Delaware law and our restated certificate of incorporation, the affirmative vote of holders of a majority of the shares of common stock outstanding as of the record date is required to approve the Authorized Share Increase. Approval by our stockholders of the Authorized Share Increase is not conditioned upon approval by our stockholders of the Reverse Stock Split; conversely, approval by our stockholders of the Reverse Stock Split is not conditioned upon approval by our stockholders of the Authorized Share Increase.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE AUTHORIZED SHARE INCREASE.

PROPOSAL 2

AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO

EFFECT A REVERSE STOCK SPLIT OF COMMON STOCK

The Board of Directors has adopted resolutions (1) declaring that an amendment to our restated certificate of incorporation to effect a reverse stock split, as described below, was advisable and (2) directing that a proposal to approve the Reverse Stock Split be submitted to the holders of our common stock for their approval at the special meeting.

The form of the proposed amendment to our restated certificate of incorporation to effect the Reverse Stock Split is attached to this proxy statement as Annex B. If approved by our stockholders, the Reverse Stock Split would permit (but not require) the Board of Directors to effect a reverse stock split of our common stock at any time prior to August 31, 2010 by a ratio of not less than one-for-ten and not more than one-for-seventy, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion. We believe that enabling the Board of Directors to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio, if any, following the receipt of stockholder approval, the Board of Directors may consider, among other things, factors such as:

•	the historical trading price and trading volume of our common stock;

•	the number of shares of our common stock outstanding;

•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

The Board of Directors reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Depending on the ratio for the Reverse Stock Split determined by the Board of Directors, between ten and seventy shares of existing common stock will be combined into one share of common stock. The number of shares of common stock issued and outstanding will therefore be reduced, depending upon the reverse stock split ratio determined by the Board of Directors. The amendment to our restated certificate of incorporation that is filed to effect the Reverse Stock Split, if any, will include only the reverse split ratio determined by the Board of Directors to be in the best interests of our stockholders and all of the other proposed amendments at different ratios will be abandoned.

If the Reverse Stock Split is effected, we will also proportionately reduce the number of authorized shares of our common stock, as described below in “—Authorized Shares.” Accordingly, we are also proposing to adopt amendments to our restated certificate of incorporation to reduce the total number of authorized shares of common stock, depending on the reverse split ratio determined by the Board of Directors. The amendment to our restated certificate of incorporation that is filed in connection with the Reverse Stock Split, if any, will include only the total number of authorized shares of common stock determined by the Board of Directors to be in the best interests of stockholders and all of the other proposed amendments for different numbers of authorized shares will be abandoned. If the Board of Directors abandons the Reverse Stock Split, it will also abandon the related reduction in the number of authorized shares.

To avoid the existence of fractional shares of our common stock, stockholders of record who would otherwise hold fractional shares as a result of the Reverse Stock Split will be entitled to receive cash (without interest) in lieu of such fractional shares from our transfer agent. The total amount of cash that will be paid to holders of fractional shares following the Reverse Stock Split will be an amount equal to the net proceeds (after customary brokerage commissions, other expenses and applicable withholding taxes) attributable to the sale of such fractional shares following the aggregation and sale by our transfer agent of all fractional shares otherwise issuable. Holders of fractional shares as a result of the Reverse Stock Split will be paid such proceeds on a pro rata basis, depending on the fractional amount of shares that they owned.

Background and Reasons for the Reverse Stock Split

The Board of Directors is submitting the Reverse Stock Split to our stockholders for approval with the primary intent of increasing the market price of our common stock to make our common stock more attractive to a broader range of institutional and other investors. Accordingly, we believe that effecting the Reverse Stock Split is in the Company’s and our stockholders’ best interests.

We believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our common stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing (the “Effective Time”) of a certificate of amendment to our restated certificate of incorporation with the Secretary of State of the State of Delaware. The exact timing of the filing of the certificate of amendment that will effect the Reverse Stock Split will be determined by the Board of Directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders. In addition, the Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the certificate of amendment, the Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware by the close of business on August 31, 2010, the Board of Directors will abandon the Reverse Stock Split. If the Authorized Share Increase discussed above in “Proposal 1—Amendment to Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock from 100,000,000 to 5,000,000,000” is approved by our stockholders, we expect to file the certificate of amendment effecting the Authorized Share Increase prior to filing a certificate of amendment effecting the Reverse Stock Split (and related share decrease).

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Split determined by the Board of Directors, between ten and seventy shares of existing common stock will be combined into one new share of common stock. The number of shares of common stock issued and outstanding will therefore be reduced, depending upon the reverse stock split ratio determined by the Board of Directors. The table below illustrates the effect, as of August 26, 2009, of the Reverse Stock Split at certain hypothetical ratios on the number of authorized and issued (or reserved for issuance) shares of common stock (without giving effect to the treatment of fractional shares):

Reverse Stock Split Ratio	Approximate number of authorized and issued (or reserved for issuance) shares of common stock following the Reverse Stock Split
1-for-10	1,785,691
1-for-15	1,190,461
1-for-20	892,846
1-for-25	714,276
1-for-30	595,230
1-for-35	510,197
1-for-40	446,423
1-for-45	396,820
1-for-50	357,138
1-for-55	324,671
1-for-60	297,615
1-for-65	274,722
1-for-70	255,099

The actual number of shares outstanding after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by the Board of Directors.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that, as described below in “—Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive a cash payment in lieu of such fractional share. These cash payments will reduce the number of post-Reverse Stock Split holders of our common stock to the extent there are currently stockholders who would otherwise receive less than one share of common stock after the Reverse Stock Split. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our common stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

After the Effective Time, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. Our common stock will continue to be quoted on the over-the-counter market operated by Pink OTC Markets Inc. under the symbol “FFED.PK,” or such other trading symbol as may be applicable at the time.

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold registered shares in book-entry form with the transfer agent will be sent a transmittal letter by the transfer agent after the Effective Time and will need to return a properly completed and duly executed transmittal letter in order to receive any cash payment in lieu of fractional shares or any other distributions, if any, that may be declared and payable to holders of record following the Reverse Stock Split.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by the transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate, the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate. If a stockholder is entitled to a payment in lieu of any fractional share interest, such payment will be made as described below under “—Fractional Shares.”

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we do not expect to issue certificates representing fractional shares. Stockholders of record who would otherwise hold fractional shares because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by the Board of Directors will be entitled to receive cash (without interest and subject to applicable withholding taxes) in lieu of such fractional shares from our transfer agent. Our transfer agent will aggregate all fractional shares following the Reverse Stock Split and sell them into the market. The total amount of cash that will be paid to holders of fractional shares following the Reverse Stock Split will be an amount equal to the net proceeds (after customary brokerage commissions and other expenses) attributable to such sale. Holders of fractional shares as a result of the Reverse Stock Split will be paid such proceeds on a pro rata basis, depending on the fractional amount of shares that they owned.

If a stockholder who holds shares in certificated form is entitled to a payment in lieu of any fractional share interest, the stockholder will receive a check as soon as practicable after the Effective Time and after the stockholder has submitted an executed transmittal letter and surrendered all Old Certificates, as described above in “—Holders of Certificated Shares of Common Stock.” Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee should contact their bank, broker, custodian or other nominee for information on the treatment and processing of fractional shares by their bank, broker, custodian or other nominee. By signing and cashing the check, stockholders will warrant that they owned the shares of common stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is received.

Authorized Shares

If and when the Board of Directors elects to effect the Reverse Stock Split, we will also reduce the number of authorized shares of common stock in proportion to the reverse stock split ratio. The reduction in the number of authorized shares would be effected by the filing of the certificate of amendment to our restated certificate of incorporation, as discussed above. The table below shows the number to which authorized shares of common stock will be reduced resulting from the hypothetical reverse stock split ratios indicated below:

Reverse Stock Split Ratio	Number of authorized shares of common stock following the Reverse Stock Split
	If Authorized Share Increase is approved	If Authorized Share Increase is not approved
1-for-10	500,000,000	10,000,000
1-for-15	333,333,334	6,666,667
1-for-20	250,000,000	5,000,000
1-for-25	200,000,000	4,000,000
1-for-30	166,666,667	3,333,334
1-for-35	142,857,143	2,857,143
1-for-40	125,000,000	2,500,000
1-for-45	111,111,111	2,222,222
1-for-50	100,000,000	2,000,000
1-for-55	90,909,091	1,818,182
1-for-60	83,333,334	1,666,667
1-for-65	76,923,077	1,538,462
1-for-70	71,428,572	1,428,572

The actual number of authorized shares after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by the Board of Directors and whether the Authorized Share Increase discussed above in “Proposal 1—Amendment to Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock from 100,000,000 to 5,000,000,000” is approved.

Effect of the Reverse Stock Split on Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the reverse stock split ratio determined by the Board of Directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards and units will be similarly adjusted. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the reverse stock split ratio determined by the Board of Directors.

Accounting Matters

The proposed amendments to our restated certificate of incorporation will not affect the par value of our common stock per share, which will remain $0.01 par value per share. As a result, as of the Effective Time, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of August 28, 2009. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon the Reverse Stock Split. Accordingly, the aggregate tax basis in the common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the common stock received should include the holding period for the common stock surrendered.

A U.S. holder who receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share of our common stock. Such capital gain or loss should be long term capital gain or loss if the U.S. holder’s holding period for our common stock surrendered exceeded one year at the Effective Time. The deductibility of net capital losses by individuals and corporations is subject to limitations.

U.S. Information Reporting and Backup Withholding. Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split in the case of certain U.S. holders. In addition, U.S. holders may be subject to a backup withholding tax (at the current applicable rate of 28%) on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

The discussion in this section is addressed to “non-U.S. holders.” A non-U.S. holder is a beneficial owner of our common stock who is a foreign corporation or a non-resident alien individual.

Generally, non-U.S. holders will not recognize any gain or loss upon the Reverse Stock Split. In particular, gain or loss will not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment in the United States), (b) with respect to non-U.S. holders who are individuals, such non-U.S. holders are present in the United States for less than 183 days in the taxable year of the Reverse Stock Split and other conditions are met, and (c) such non-U.S. holders comply with certain certification requirements.

U.S. Information Reporting and Backup Withholding Tax. In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalty of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

No Appraisal Rights

Under Delaware law and our restated certificate of incorporation, holders of our common stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split.

Vote Required to Approve the Amendment and Recommendation

Under Delaware law and our restated certificate of incorporation, the affirmative vote of holders of a majority of the shares of common stock outstanding as of the record date is required to approve the Reverse Stock Split. Approval by our stockholders of the Reverse Stock Split is not conditioned upon approval by our stockholders of the Authorized Share Increase; conversely, approval by our stockholders of the Authorized Share Increase is not conditioned upon approval by our stockholders of the Reverse Stock Split.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE REVERSE STOCK SPLIT.

PROPOSAL 3

AUTHORIZATION TO ADJOURN THE SPECIAL MEETING

If the special meeting is convened and a quorum is present, but there are not sufficient votes to approve the amendments to our restated certificate of incorporation to effect the Authorized Share Increase and the Reverse Stock Split, we may move to adjourn the meeting at that time to solicit additional proxies. In order to allow proxies that we have received by the time of the special meeting to be voted for an adjournment, if necessary, we have submitted the question of adjournment to our stockholders as a separate matter for their consideration. If it is necessary to adjourn the special meeting, no notice of the adjourned meeting is required to be given to stockholders, other than an announcement at the special meeting of the time and place to which the special meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting we may transact any business which might have been transacted at the original meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE AUTHORIZATION TO ADJOURN THE SPECIAL MEETING.

OTHER INFORMATION

Security Ownership of Certain Beneficial Owners

The information set forth below is based solely on filings made by the listed owner with the Securities and Exchange Commission (the “SEC”) through August 14, 2009. Except as set forth below, no person is known to us to own beneficially more than 5% of the outstanding shares of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		% of Class
Findim Group S.A.	1,366,654	(1)	9.99%
16 Rue Erasme
L1468 Luxembourg

(1)	Based solely on a Schedule 13D/A filed by the beneficial owner with the SEC on March 4, 2008. In that filing, Findim Group S.A. reported having sole voting and dispositive power over 1,366,654 shares.

Security Ownership of Management

The following table sets forth, as of August 14, 2009, information concerning the beneficial ownership of shares of our common stock by our directors and certain of our executive officers. The following summary is based on information furnished by the directors and officers. Unless otherwise indicated, each person listed has sole investment and voting power with respect to the shares indicated and the address of each person is c/o FirstFed Financial Corp., 12555 West Jefferson Boulevard, Los Angeles, California 90066.

	Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Number of Shares (2)	Option Shares (3)	Percent of Class
Gisselle Acevedo	1,670	—	*
David W. Anderson	1,218	5,200	*
Brian E. Argrett	2,570	—	*
Nicholas C. Biase (4)	1,366,654	—	9.9%
Jesse Casso, Jr.	4,570	12,000	*
James P. Giraldin	64,201	63,376	*
Douglas J. Goddard	12,628	30,650	*
Christopher M. Harding	13,536	24,000	*
Babette E. Heimbuch	407,442	119,490	3.8%
Shannon A. Millard	40,076	30,265	*
William G. Ouchi	106,903	32,000	*
William P. Rutledge	12,670	32,000	*
Steven L. Soboroff	22,125	4,000	*
All directors and executive officers as a group (13 persons)	2,056,263	352,981	17.6%

*	Represents beneficial ownership of less than one percent of the Company’s issued and outstanding common stock as of August 14, 2009.

(1)	Beneficial ownership as reported in the above table has been determined in accordance with the rules of the SEC. In calculating percentage ownership, each person is deemed to beneficially own shares subject to options that are exercisable within 60 days, but options owned by others (even if exercisable within 60 days) are not deemed to be outstanding shares. Unless otherwise indicated, beneficial ownership represents both sole voting and sole investment power.

(2)	The number of shares shown for each person includes shares, if any, held beneficially or of record by the person’s spouse; voting and investment power of the shares indicated may also be shared by spouses. Includes, with respect to each of the named executive officers and all executive officers as a group, shares held through the First Federal Bank of California Employee Stock Ownership Plan. Includes, with respect to each nonemployee director, 835 shares of restricted stock which remain subject to vesting requirements.

(3)	Reflects options to purchase common stock issued by the Company which, as of August 14, 2009, were unexercised but were exercisable on or within 60 days after that date. These shares are excluded from the column headed “Number of Shares.”

(4)	Represents shares held by Findim Group, S.A. (“Findim”), an entity for which Mr. Biase serves as a director. Mr. Biase disclaims beneficial ownership of the shares held by Findim, except to the extent of his pecuniary interest therein.

Stockholder Communications

Nominations for Directors. Our bylaws provide that only persons nominated in accordance with the procedures set forth in the bylaws shall be eligible for election as directors. Stockholder nominations must be made pursuant to written notice received by us not less than 60 days nor more than 90 days prior to the scheduled date of the annual meeting. The notice must state the nominee’s name, age and address (business and residence), the nominee’s principal occupation or employment, and the class and number of shares of our common stock beneficially owned by the nominee on the date of the notice. The required notice must also disclose certain information relating to the nominee which would be required to be disclosed in a proxy statement and in certain other filings under the federal securities laws. In addition, the stockholder making the nomination must disclose his or her name and address as it appears on our books, the name and principal business or residence address of any other record or beneficial stockholders known by the nominating stockholder to support such nominee, and the class and number of shares of our common stock beneficially owned by the nominating stockholder and any such supporting stockholders on the date of the notice.

The Governance & Nominating Committee of the Board of Directors considers suggestions from many sources, including stockholders, regarding possible candidates for director. Stockholder suggestions should be provided to the Committee in writing at least 120 days prior to the date of the next scheduled annual meeting. Stockholders should include in such communications the name and biographical data, and the number of shares of our common stock owned for both the proposed candidate and the individual making the proposal, as well as information regarding the relationship between the proposed candidate and the individual making the proposal. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, willingness to serve as a director should accompany any such recommendation. The Governance & Nominating Committee considers stockholder nominees for director in the same manner as nominees for director from other sources.

Stockholders may send any recommendations for director nominees or other communications to the Board of Directors or any individual director at the following address:

Board of Directors

(or Governance & Nominating Committee or name of individual director)

c/o Corporate Secretary

FirstFed Financial Corp.

12555 West Jefferson Boulevard

Los Angeles, California 90066

Attn: Stockholder-Board Communications

All reported communications received are forwarded to the Board or the individual director(s) to whom they are addressed

Stockholder Proposals

Any stockholder wishing to have a proposal considered for inclusion in our 2010 proxy solicitation materials must set forth such proposal in writing and file it with our Corporate Secretary on or before December 22, 2009. The proposals must comply in all respects with the rules and regulations of the SEC. Stockholder proposals not included in our 2010 proxy solicitation materials must, in order to be considered at the 2010 annual meeting, be submitted in writing to our Corporate Secretary no earlier than January 22, 2010 nor later than February 22, 2010. The Board of Directors will review any stockholder proposals that are filed and comply with our bylaws and applicable law and will determine whether such proposals meet applicable criteria for inclusion in our 2010 proxy solicitation materials for consideration at the 2010 annual meeting.

By Order of the Board of Directors

/s/ Vikas Arora
Vikas Arora, Corporate Secretary

Annex A

FORM OF CERTIFICATE OF AMENDMENT

OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

FIRSTFED FINANCIAL CORP.

The undersigned officer of FirstFed Financial Corp., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The name of the Corporation is FirstFed Financial Corp.

SECOND: The first paragraph of Article FOURTH of the Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“FOURTH: Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is five billion five million (5,005,000,000) shares, one cent ($0.01) par value, divided into two classes of which five billion (5,000,000,000) shares shall be Common Stock (“Common Stock”) and five million (5,000,000) shares shall be Preferred Stock (“Preferred Stock”).”

THIRD: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware.

FOURTH: The foregoing amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, this              day of                     , 2009.

FIRSTFED FINANCIAL CORP.

By:
Name:
Title:

Annex B

FORM OF CERTIFICATE OF AMENDMENT

OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

FIRSTFED FINANCIAL CORP.

The undersigned officer of FirstFed Financial Corp., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The name of the Corporation is FirstFed Financial Corp.

SECOND: Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware of this Certificate of Amendment, each [            ]1 shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmittal letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation’s transfer agent of all fractional shares otherwise issuable. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

THIRD: The first paragraph of Article FOURTH of the Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“FOURTH: Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is [                    ] ([                    ])]2 shares, one cent ($0.01) par value, divided into two classes of which [                    ] ([                    ])]3 shares shall be Common Stock (“Common Stock”) and five million (5,000,000) shares shall be Preferred Stock (“Preferred Stock”).”

[1]	Whole number between ten and seventy as determined by the Board of Directors in its sole discretion.

[2]	The total number of shares of all classes of stock authorized will be the sum of the number of shares of Common Stock authorized and the number of shares of Preferred Stock authorized.

[3]	The total number of shares of Common Stock authorized will be reduced by the reverse stock split ratio determined by the Board of Directors.

FOURTH: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware.

FIFTH: The foregoing amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, this              day of                     , 2009.

FIRSTFED FINANCIAL CORP.

By:
Name: Title:

PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY

FIRSTFED FINANCIAL CORP.

Proxy for Special Meeting—September 30, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Babette E. Heimbuch and James P. Giraldin as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote as designated herein all shares of Common Stock of FirstFed Financial Corp. held of record by the undersigned as of August 26, 2009, at the special meeting of stockholders to be held on September 30, 2009. Votes FOR Proposals 1, 2 and 3 are recommended by the Board of Directors.

For Against Abstain

1. To approve an amendment to our restated certificate of incorporation to increase the number of authorized shares of our common stock from 100,000,000 to 5,000,000,000 (the “Authorized Share Increase”);

For Against Abstain

2. To approve an amendment to our restated certificate of incorporation to (i) effect a reverse stock split of our common stock by a ratio of not less than one-for-ten and not more than one-for-seventy at any time prior to August 31, 2010, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion, and (ii) reduce the number of authorized shares of our common stock by the reverse stock split ratio determined by the Board of Directors (the “Reverse Stock Split”); and

For Against Abstain

3. To approve an adjournment of the special meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the meeting, in person or by proxy, to approve the amendments to our restated certificate of incorporation to effect the Authorized Share Increase and the Reverse Stock Split.

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name, by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

Detach above card, sign, date and mail in postage paid envelope provided.

FIRSTFED FINANCIAL CORP.

12555 W. Jefferson Blvd., Los Angeles, CA 90066

PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE AVAILABLE ON-LINE AT: http://www.cfpproxy.com/5015sm

REVOCABLE PROXY

FIRSTFED FINANCIAL CORP.

SPECIAL MEETING OF STOCKHOLDERS

SEPTEMBER 30, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Babette E. Heimbuch and James P. Giraldin as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote as designated herein all shares of Common Stock of FirstFed Financial Corp. held of record by the undersigned as of August 26, 2009, at the special meeting of stockholders to be held on September 30, 2009. Votes FOR Proposals 1, 2 and 3 are recommended by the Board of Directors.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

FIRSTFED FINANCIAL CORP. — SPECIAL MEETING, SEPTEMBER 30, 2009

YOUR VOTE IS IMPORTANT!

Proxy Materials are available on-line at: http://www.cfpproxy.com/5015sm

You can vote in one of three ways:

1. Call toll free 1-866-580-7643 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2. Via the Internet at https://www.proxyvotenow.com/fed and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

5015

PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY

FIRSTFED FINANCIAL CORP.

Special Meeting of Stockholders SEPTEMBER 30, 2009

For Against Abstain

1. To approve an amendment to our restated certificate of incorporation to increase the number of authorized shares of our common stock from 100,000,000 to 5,000,000,000 (the “Authorized Share Increase”);

For Against Abstain

2. To approve an amendment to our restated certificate of incorporation to (i) effect a reverse stock split of our common stock by a ratio of not less than one-for-ten and not more than one-for-seventy at any time prior to August 31, 2010, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion, and (ii) reduce the number of authorized shares of our common stock by the reverse stock split ratio determined by the Board of Directors (the “Reverse Stock Split”); and

For Against Abstain

3. To approve an adjournment of the special meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the meeting, in person or by proxy, to approve the amendments to our restated certificate of incorporation to effect the Authorized Share Increase and the Reverse Stock Split.

Mark here if you plan to attend the meeting

Mark here for address change and note change

Please be sure to date and sign this proxy card in the box below.

Date

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name, by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Sign above

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1. By Mail; or

2. By Telephone (using a Touch-Tone Phone); or

3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 11:59 p.m. Eastern time on September 29, 2009. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to 11:59 p.m. Eastern time on September 29, 2009.

1-866-580-7643

Vote by Internet

anytime prior to

11:59 p.m. Eastern time on September 29, 2009 go to

https://www.proxyvotenow.com/fed

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE PROXY MATERIALS: http://www.cfpproxy.com/5015sm

Your vote is important!